ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      WARBURG, PINCUS HIGH YIELD FUND, INC.

            HAL LIEBES and GREGORY N. BRESSLER, being Vice President and Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS HIGH YIELD FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on December 21, 2000, authorizing the Corporation to change its name:

            RESOLVED, that the name of "Warburg, Pincus High Yield Fund, Inc." be, and hereby is, changed to "Credit Suisse Institutional High Yield Fund, Inc." and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.

            SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of December 21, 2000, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name:                            Proposed Name:

WARBURG, PINCUS HIGH YIELD FUND, INC.    CREDIT SUISSE INSTITUTIONAL HIGH YIELD
                                         FUND, INC.

            THIRD: That the amendment is limited to a change expressly permitted by ss. 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

            IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: December 21, 2000                     /s/ Hal Liebes
                                            ----------------------------
                                            Hal Liebes
                                            Vice President and Secretary
ATTEST:


   /s/ Gregory N. Bressler
   ----------------------------
   Gregory N. Bressler
   Assistant Secretary